Exhibit 99.2

Alight to Seek Stockholder Approval for Declassification
Alight’s Board of Directors Unanimously Votes to Seek Stockholder Approval for Declassification of Board at the 2026 Annual Meeting of Stockholders

CHICAGO, IL – November 5, 2025 – Alight, Inc. (the “Company” or “Alight”) (NYSE: ALIT), a leading cloud-based human capital and technology-enabled services provider, announced that its Board of Directors has approved declassifying the Board and intends to ask stockholders to vote on a proposal to approve amendments to the Company’s Certificate of Incorporation to effectuate the phased declassification of the Board (the “Declassification Proposal”) at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”). The Declassification Proposal is responsive to feedback the Company has received from its stockholders that annually elected boards increase accountability of directors to a company’s stockholders and that shifting from classified boards to the annual election of directors reflects governance best practices.
“The decision to seek stockholder approval to declassify the Board is one that we have been considering for some time and is reflective of the meaningful engagement we have had with many key stakeholders, including our investors,” said Russ Fradin, Chairman of Alight’s Board. “This proposed change continues a trend of important governance enhancements, including the significant refreshment of the Board over the past 24 months and the evolution of our long-term compensation practices, which we believe continue to be more closely aligned with stockholder interests. Our Board will continue to act in the best interests of Alight and its stockholders.”
The Declassification Proposal will be detailed in the Company’s 2026 proxy statement, which will be filed with the Securities and Exchange Commission (the “SEC”) in advance of the 2026 Annual Meeting expected to be held in the second quarter of 2026. The Company’s directors are currently divided into three classes, with the members serving staggered three-year terms. If stockholders approve the proposal, directors elected at the Company’s 2027 annual meeting of stockholders and thereafter will be elected to one-year terms.
Additional Information
The Company plans to file a proxy statement with the SEC in connection with the 2026 Annual Meeting and its solicitation of proxies for the Company’s director nominees and for other matters to be voted on. The Company may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2026 Annual Meeting. ALIGHT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain copies of the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC also may be obtained free of charge at Alight’s investor relations website at https://investor.alight.com or by contacting the Company’s investor relations department by email at investor.relations@alight.com.
Certain Information Regarding Participants
The Company, its directors, certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Alight stockholders in connection with the matters to be considered at the 2026 Annual Meeting. Information regarding the names of such directors and executive officers and their respective interests in Alight, by securities holdings or otherwise, is available in Alight’s proxy statement for the Company’s 2025 annual meeting of stockholders, which was filed with the SEC on April 22, 2025 (the “2025 Proxy Statement”), including in the sections captioned “Executive Officers,” “Executive Compensation” (including the sub-sections captioned “Compensation Discussion and Analysis” and “Summary Compensation Table”), “Proposal No. 1: Election of Directors,” “Director Compensation,” and “Security Ownership of Certain Beneficial Owners and Management.” Please also refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, and the Company’s Current Reports on Form 8-K filed with the SEC from time to time. To the extent that the Company’s directors and executive officers have acquired or disposed of securities holdings since the applicable “as of” date discussed in the 2025 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, Initial Statements of Beneficial Ownership on Form 3, or amendments to beneficial ownership reports on Schedules 13 D filed with the SEC, including: Form 4s filed by Russell Fradin on July 2, 2025, July 7, 2025 and October 2, 2025; Form 4s and 4/As filed by David Guilmette on May 8, 2025, May 20, 2025, May 23, 2025, July 8, 2025 and October 2, 2025; Form 4s filed by William Foley on July 2, 2025, July 7, 2025 and October 2, 2025; Form 4 filed by Michael Hayes on July 7, 2025; Form 4s filed by Robert Lopes on July 2, 2025, July 7, 2025, August 8, 2025 and October 2, 2025; Form 4 filed by Siobhan Nolan Mangini on July 7,2025; Form 4s filed by Richard Massey on July 2, 2025, July 7, 2025 and October 2, 2025; Form 4 filed by Kausik Rajgopal on July 7, 2025; Form 4s filed by Coretha Rushing on July 2, 2025, July 7, 2025 and October 2, 2025; Form 4s filed by Robert Schriesheim on June 24, 2025 and July 7, 2025; Form 4s filed by Denise Williams on July 2, 2025, July 7, 2025 and October 2, 2025; Form 3 filed by Donna Dorsey on June 5, 2025 and Form 4 filed by Donna Dorsey on August 18, 2025; Form 4 filed by Deepika Duggirala on August 19, 2025; Form 3 filed by David Essary on May 19, 2025 and Form 4 filed by David Essary on August 18, 2025; Form 4 filed by Martin Felli on September 4, 2025; and Form 3 filed by Stephen Rush on October 20, 2025. Additional information regarding the interests of participants in the solicitation of proxies in respect of the 2026 Annual Meeting will be included in the proxy statement.
About Alight Solutions
Alight is a leading cloud-based human capital technology and services provider for many of the world’s largest organizations and 35 million people and dependents. Through the administration of employee benefits, Alight helps clients gain a benefits advantage while building a healthy and financially secure workforce by unifying the benefits ecosystem across health, wealth, wellbeing, absence management and navigation. Our Alight Worklife® platform empowers employers to gain a deeper understanding of their workforce and engage them throughout life’s most important moments with personalized benefits management and data-driven insights, leading to increased employee wellbeing, engagement and productivity. Learn more about the Alight Benefits Advantage™ at alight.com.
Contacts
Investors:
Jeremy Cohen
investor.relations@alight.com
Media:
Mariana Fischbach
mariana.fischbach@alight.com